                                                                    EXHIBIT 21.1


                                 SUBSIDIARIES
                                 ------------
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

                                 STATE OF
COMPANY                         INCORPORATION    TRADE NAMES
-------                         -------------    -----------

Infinity Enterprises, Inc.       Maryland        Don Richard Associates of Washington
                                                 Signature Staffing
David C. Cooper &                Georgia         David C. Cooper & Associates
Associates, Inc.                                 DCCA
DCCA Professional                Georgia         DCCA Professional Temporaries
Temporaries, Inc.
EKT, Inc.                        North Carolina  Don Richard Associates of Charlotte
Cama of Tampa, Inc.              Florida         Don Richard Associates of Tampa
Rylan Forbes Consulting          New Jersey      Rylan Forbes Consulting Group
Group, Inc.
AcSys Resources, Inc.            Pennsylvania    AcSys Resources
                                                 AcSys IT
C.P.A. Staffing, Inc.            Georgia         C.P.A. Staffing
                                                 C.P.A. Search
                                                 Career Placement Associates
Acsys IT, Inc.                   Georgia
Dramondi, Inc.                   Virginia        Don Richard Associates of Richmond
KPD Systems, Inc.                New York
Accounting Systems               New York
Incorporated
Staffing Edge, Inc.              Delaware
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